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                                                                    EXHIBIT 99.3

                                     PROXY
                                CYBERGOLD, INC.
           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 3, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints A. Nathaniel Goldhaber and John Steuart and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Cybergold, Inc., a Delaware corporation, held of record by the undersigned, on June 23, 2000, at the special meeting of stockholders to be held on Thursday, August 3, 2000, at 10 a.m., Pacific time, at Cybergold's principal executive offices at 1330 Broadway, 12th Floor, Oakland, California, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged. The undersigned hereby revokes any proxy previously given with respect to such shares.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                        (To be Signed on Reverse Side.)

     The board of directors recommends a vote "FOR" the proposal.

     PROPOSAL: The approval and adoption of the Agreement and Plan of Reorganization, dated as of April 14, 2000, as amended by Amendment No. 1 thereto to dated as of June 20, 2000, by and among MyPoints.com, Inc., Mygo Acquisition Corporation and Cybergold, Inc.

     [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED
ENVELOPE.

                              SIGNATURE(S)

                              Date _____________________________
                              Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.